Exhibit 99.1
COUGHLIN STOIA GELLER
 RUDMAN & ROBBINS LLP
TRAVIS E. DOWNS III (148274)
ELLEN GUSIKOFF STEWART (144892)
BENNY C. GOODMAN III (211302)
655 West Broadway, Suite 1900
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)
travisd@csgrr.com
elleng@csgrr.com
bennyg@csgrr.com
     – and –
SHAWN A. WILLIAMS (213113)
AELISH M. BAIG (201279)
CHRISTOPHER M. WOOD (254908)
100 Pine Street, Suite 2600
San Francisco, CA 94111
Telephone: 415/288-4545
415/288-4534 (fax)
swilliams@csgrr.com
abaig@csgrr.com
cwood@csgrr.com
Co-Lead Counsel for Plaintiffs
SCHIFFRIN BARROWAY TOPAZ
 & KESSLER LLP
ERIC L. ZAGAR
ROBIN WINCHESTER
280 King of Prussia Road
Radnor, PA 19087
Telephone: 610/667-7706
610/667-7056 (fax)
ezagar@sbtklaw.com
rwinchester@sbtklaw.com

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re MCAFEE, INC. DERIVATIVE	)	Master File No. 5:06-cv-03484-JF
LITIGATION	)
	)	NOTICE OF PROPOSED SETTLEMENT
)
This Document Relates To:	)	EXHIBIT A-1
)
ALL ACTIONS.	)
)

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF MCAFEE (“MCAFEE” OR THE “COMPANY”) AS OF SEPTEMBER 26, 2008, (THE “RECORD DATE”) (“CURRENT MCAFEE SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDERS’ DERIVATIVE ACTION (THE “FEDERAL DERIVATIVE ACTION”) AND A PARALLEL ACTION PENDING IN THE SUPERIOR COURT FOR THE STATE OF CALIFORNIA FOR THE COUNTY OF SANTA CLARA (THE “STATE DERIVATIVE ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS IN THE ACTIONS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD MCAFEE COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
     Notice is hereby provided to you of the proposed settlement (the “Settlement”) of these shareholder derivative lawsuits. This Notice is provided by Order of the United States District Court for the Northern District of California, San Jose Division (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.
I. WHY THE COMPANY HAS ISSUED THIS NOTICE
     Your rights may be affected by the Settlement of the action styled In re McAfee, Inc. Derivative Litigation, Master File No. 5:06-cv-03484-JF. Plaintiffs Kenneth Dossett and Heavy & General Laborers’ Locals 472 & 172 Pension & Annuity Funds (“Federal Plaintiffs”), Defendants Eric Brown, Stephen C. Richards, Sylvia Garcia-Lechelt, Vernon Eugene Hodges, William L. Larson, Dennis L. Cline, Peter R. Watkins, Prabhat K. Goyal, Robert M. Dutkowsky, Liane S. Wilson, Robert W. Pangia, Denis O’Leary, Evan S. Collins, Dale L. Fuller, Virginia Gemmell, Robert Bucknam, Zachary Nelson, Art Matin, Edwin Harper and Leslie Denend (“Individual Settling Defendants”), and nominal party McAfee (McAfee and the Individual Settling Defendants collectively, “Defendants”), have agreed upon terms to settle the Federal Derivative Action and a
NOTICE OF PROPOSED SETTLEMENT

parallel action pending in the Superior Court for the State of California for the County of Santa Clara (the “State Derivative Action”) and have signed a written Stipulation of Settlement (“Stipulation”) setting forth those settlement terms.
     On January 30, 2009, at 9:00 a.m., the Court will hold a hearing (the “Final Hearing”) in the Federal Derivative Action. The purpose of the Final Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable and adequate and should be approved; (ii) whether a final judgment should be entered; and (iii) such other matters as may be necessary or proper under the circumstances.
II. SUMMARY OF THE ACTIONS
     On May 31, 2006, plaintiff Kenneth Dossett filed a complaint in the United States District Court for the Northern District of California: Dossett v. Cline, et al., Case No. 5:06-CV-03484-JF. On June 7, 2006, Heavy & General Laborers’ Locals 472 & 172 Pension & Annuity Funds v. Samenuk, et al., Case No. C-5:06-03620-JF was filed in the same Court. The two complaints were consolidated by Order dated July 13, 2006, as In re McAfee, Inc. Derivative Litigation, Case No. C-5:06-CV-03484-JF (RS) (the “Federal Derivative Action”). In the same order, Heavy & General Laborers’ Locals 472 & 172 Pension & Annuity Funds and Kenneth Dossett were appointed lead plaintiffs, and Co-Lead Counsel were appointed.
     On and after June 2, 2006, three shareholder derivative actions were filed in the Superior Court of the State of California for the County of Santa Clara and were consolidated as In re McAfee, Inc. Derivative Litigation, No. 1:06-CV-064854 (the “State Derivative Action”).
     Both the Federal Derivative Action and the State Derivative Action (collectively herein, the “Actions”) allege claims on behalf of McAfee against certain current and former McAfee officers and directors, arising from or relating to the granting of stock options at the Company between 1996 and 2006.
     On July 27, 2006, McAfee announced that the Special Committee of independent directors that had been engaged in an internal review of its stock option practices and related accounting had concluded that, pursuant to the requirements of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), the accounting measurement dates for certain
NOTICE OF PROPOSED SETTLEMENT

stock options granted differed from the measurement dates previously used for such awards. The Company reported that as a result, new accounting measurement dates would be applied to the affected option grants.
     On September 28, 2006, and December 8, 2006, respectively, Federal Plaintiffs filed a Corrected Consolidated Verified Shareholder Derivative Complaint (“Consolidated Complaint”) and a First Amended Consolidated Verified Derivative Shareholder Derivative Complaint.
     On January 22, 2007, McAfee moved to dismiss the Federal Derivative Action. In the motion, McAfee argued, among other things, that the Federal Plaintiffs lacked standing to pursue McAfee’s claims because they had neither adequately alleged facts sufficient to excuse demand nor adequately alleged that plaintiffs had made a demand on the McAfee Board prior to filing the lawsuit.
     On January 23, 2007, counsel for the Federal Plaintiffs and counsel for nominal party McAfee met to begin discussions of a possible resolution of the Federal Derivative Action. Between February 2007 and December 2007, Federal Plaintiffs and McAfee engaged in extensive arm’s-length negotiation over the terms of a resolution including corporate governance reform measures to be adopted by the Company as part of any resolution of the Federal Derivative Action.
     On October 9, 2007, pursuant to a Stipulation and Order, the Federal Derivative Action was stayed pending a mediation scheduled for December 11, 2007, before the United States District Judge Layn R. Phillips (Ret.).
     On October 10, 2007, counsel for the Federal Plaintiffs met with counsel for McAfee and counsel for the McAfee Special Committee, Howrey LLP, and engaged in extensive discussions concerning the Special Committee’s investigation in furtherance of their settlement negotiations.
     Between October 10, 2007 and November 29, 2007, counsel for the Federal Plaintiffs and Howrey LLP engaged in the exchange of information in furtherance of settlement discussions.
     On December 11, 2007, representatives of all parties to the Actions, including the Non-Settling Defendants George Samenuk (“Samenuk”), Kent Roberts (“Roberts”) and Kevin M. Weiss (“Weiss”), engaged in a formal mediation before Judge Phillips. Following that mediation, and after additional negotiations among the Federal Plaintiffs, State Plaintiffs, McAfee and the Individual
NOTICE OF PROPOSED SETTLEMENT

Settling Defendants, the Settling Parties reached an agreement-in-principle for the resolution of the Actions, as set forth in a Memorandum of Understanding, executed by the Settling Parties on February 22, 2008.
     All Settling Parties to the Actions have agreed to a resolution of the claims asserted therein and any and all claims which could have been asserted therein, as set forth in the Stipulation. All Settling Parties and their counsel concur that the Settlement described in the Stipulation is fair to McAfee and to Current McAfee Shareholders.
III. TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
     The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.
     To resolve the Actions, and solely as a result of them, the Settling Parties agreed as set forth in the Stipulation as follows:
     1. The Settling Defendants acknowledge that the filing and the prosecution of the Actions was a material factor in the payments to the Company described below and the corporate governance enhancements adopted and/or implemented as summarized below and the fully described in the Stipulation. The Settling Defendants acknowledge that such payments and corporate governance enhancements confer a substantial benefit to McAfee.
          (a) Payments to the Company.
               (i) Monetary Relief Resulting from Plaintiffs’ Allegations: Subsequent to the filing of the Consolidated Complaint in the Federal Derivative Action, and the Complaint in the State Derivative Action, McAfee froze option exercises from certain option recipients, including 1,235,000 stock options held by defendant Samenuk and 494,792 options held by defendant Weiss, which defendants Samenuk and Weiss were not allowed to exercise before the options expired. The Board decided not to extend the exercise period of the options beyond the date that the option freeze was lifted or to renew the option agreements after they had expired. Therefore, 1,729,792 options with an intrinsic value of approximately $30 million were effectively cancelled.
NOTICE OF PROPOSED SETTLEMENT

               (ii) This freeze also resulted in the effective cancellation of vested unexercised options and unpaid amounts to Settling Defendant Sylvia Garcia-Lechelt. The Company agrees and acknowledges that the Federal Derivative Action was a material factor in the cancellation of options and resulting forfeiture of the unpaid amounts.
          (b) Corporate Governance Reforms. McAfee and the Federal Plaintiffs have conducted extensive, arm’s-length negotiations and have reached agreement regarding various corporate governance issues, including internal controls and procedures at the Company, which include internal controls and procedures that relate to certain of the allegations raised in the Actions. Specifically, these reforms include executive compensation policies and procedures, including with respect to stock option plans and agreements; policies and procedures for the future granting of stock option awards, including the timing of such grants and those given responsibility therefor; nomination procedures for shareholder-nominated directors to the Board; director independence standards; director stock ownership; the circumstances under which the establishment of the Lead Independent Director is necessary, and the responsibilities of such director; accounting practices and procedures; the requirement of a CFO Quarterly Financial Review; internal audit functions; revenue recognition and other accounting policies; insider trading controls; a policy regarding forfeiture of bonuses and profits from stock sales; corporate ethics, honesty and legal compliance; shareholder proposals; and attendance at shareholder meetings. McAfee and Individual Settling Defendants acknowledge that the Actions were a material factor in the monetary payment to the Company and adoption and/or implementation of the Corporate Governance Reforms set forth in the Stipulation, and as such confer a benefit to McAfee.
     2. The Stipulation also provides for the entry of judgment dismissing the Federal Derivative Action against McAfee and the Individual Settling Defendants with prejudice and, as explained in more detail in the Stipulation, barring and releasing certain known or unknown claims that have been or could have been brought in any court by the plaintiffs in the Actions or by McAfee, or any of its shareholders, against McAfee and the Individual Settling Defendants relating to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Actions. The Stipulation further provides that the entry of judgment
NOTICE OF PROPOSED SETTLEMENT

will bar and release any known or unknown claims that have been or could have been brought in any court by the Settling Defendants against plaintiffs or Plaintiffs’ Counsel related to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Actions or based upon or arising out of the institution, prosecution, assertion, settlement, or resolution of the Actions. In addition, after the Effective Date (as defined in the Stipulation) the State Derivative Action will be dismissed with prejudice.
IV. PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES
     After negotiating the material terms of the Settlement, plaintiffs and the Company, with the assistance of the mediator, the Honorable Layn R. Phillips (Ret.), negotiated the attorneys’ fees that McAfee would pay to Plaintiffs’ Counsel, subject to Court approval. As a result of these negotiations, and in light of the substantial benefit conferred, McAfee has agreed to pay $13,750,000 to Plaintiffs’ Counsel for their fees and expenses (“Fee Award”). The Fee Award includes fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Actions. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of McAfee shareholders. The Fee Award will compensate Plaintiffs’ Counsel for the results achieved in the Actions.
V. REASONS FOR THE SETTLEMENT
     Counsel for the Settling Parties believe that the Settlement is in the best interests of the Settling Parties to the Federal Derivative Action and the State Derivative Action, McAfee, and Current McAfee Shareholders.
     A. Why Did Plaintiffs Agree to Settle?
     Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Actions. Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation, and have researched the applicable law with respect to the claims of plaintiffs, Current McAfee Shareholders and McAfee against the Defendants and the potential defenses thereto.
     Based upon their investigation as set forth above, plaintiffs and their counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to plaintiffs,
NOTICE OF PROPOSED SETTLEMENT

Current McAfee Shareholders, and McAfee, and in their best interests, and have agreed to settle the claims raised in the Actions pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Current McAfee Shareholders and McAfee have received or will receive from the Settlement, (b) the attendant risks of continued litigation of the Actions, (c) actions taken by the Company and its Board of Directors in response to alleged options dating issues at McAfee, and (d) the desirability of permitting the Settlement to be consummated.
     In particular, plaintiffs and their counsel considered the significant litigation risk inherent in these shareholder derivative Actions. The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim. While plaintiffs believe their claims are meritorious, plaintiffs acknowledge that there is a substantial risk that the Actions may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Plaintiffs and their counsel believe that, under the circumstances, they have obtained the best possible relief for McAfee and Current McAfee Shareholders.
     B. Why Did the Settling Defendants Agree to Settle?
     The Settling Defendants have strenuously denied, and continue strenuously to deny each and every allegation of liability made against them or that could have been made against them in the Actions, and assert that they have meritorious defenses to those claims and that judgment should be entered dismissing all claims against them with prejudice. The Settling Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this burdensome litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.
VI. FINAL HEARING
     On January 30, 2009, at 9:00 a.m., the Court will hold the Final Hearing at 2112 Robert F. Peckham Federal Building and United States Courthouse, 280 South First Street, San Jose, California. At the Final Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate and thus should be finally approved and whether the Federal Action should be dismissed with prejudice pursuant to the Stipulation.
NOTICE OF PROPOSED SETTLEMENT

VII. RIGHT TO ATTEND FINAL HEARING
     Any Current McAfee Shareholder may, but is not required to, appear in person at the Final Hearing. If you want to be heard at the Final Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Final Hearing, you should confirm the date and time before going to the Court. CURRENT MCAFEE SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE FINAL HEARING OR TAKE ANY OTHER ACTION.
VIII. RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO
     You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Final Hearing. If you choose to object, then you must follow these procedures.
     A. You Must Make Detailed Objections in Writing
     Any objections must be presented in writing and must contain the following information:
     1. Your name, legal address, and telephone number;
     2. Proof of being a Current McAfee Shareholder as of the Record Date;
     3. The date(s) you acquired your McAfee shares;
     4. A statement of your position with respect to the matters to be heard at the Final Hearing, including a statement of each objection being made;
     5. The grounds for each objection or the reasons for your desiring to appear and to be heard;
     6. Notice of whether you intend to appear at the Final Hearing (this is not required if you have lodged your objection with the Court); and
     7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Final Hearing and the subject(s) of their testimony.
     8. The Court may not consider any objection that does not substantially comply with these requirements.
NOTICE OF PROPOSED SETTLEMENT

B.	You Must Timely Deliver Written Objections to the Court, Plaintiffs’ Counsel, and Settling Defendants’ Counsel
     YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JANUARY 16, 2009. The Court Clerk’s address is:
Clerk of the Court
United States District Court
Northern District of California
2112 Robert F. Peckham Federal Building
 and United States Courthouse
280 South First Street
San Jose, CA 95113
     YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND COUNSEL FOR SETTLING DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN JANUARY 16, 2009. Counsel’s addresses are:
Co-Lead Counsel for Federal Plaintiffs
Jeffrey D. Light
COUGHLIN STOIA GELLER
  RUDMAN & ROBBINS LLP
655 West Broadway, Suite 1900
San Diego, CA 92101-3301
Co-Lead Counsel for State Plaintiffs
Marc M. Umeda
ROBBINS UMEDA & FINK, LLP
610 West Ash Street, Suite 1800
San Diego, CA 92101
Counsel for Nominal Defendant McAfee, Inc.,
and Individual Settling Defendants Eric Brown,
Robert Bucknam, Leslie Denend, Robert Dutkowsky
Dale Fuller, Denis O’Leary, Robert Pangia and
Liane Wilson
Rodney G. Strickland
WILSON SONSINI GOODRICH &
  ROSATI, P.C.
650 Page Mill Road
Palo Alto, CA 94304-1050
Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Plaintiffs’ Counsel and counsel for Settling Defendants.
NOTICE OF PROPOSED SETTLEMENT

     Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.
IX. HOW TO OBTAIN ADDITIONAL INFORMATION
     This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the Stipulation.
     You may inspect the Stipulation and other papers in the Federal Action at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the United States District for the Northern District of California, 2112 Robert F. Peckham Federal Building and United States Courthouse, 280 South First Street, San Jose, California. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.
     PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone to 619/231-1058 or in writing to Rick Nelson, Shareholder Relations, Coughlin Stoia Geller Rudman & Robbins LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.

DATED OCTOBER 9, 2008	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION
NOTICE OF PROPOSED SETTLEMENT